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                                                                     EXHIBIT  23

                            Consent of Moss Adams LLP

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference to the Oregon Pacific Bancorp Dividend Reinvestment Plan Prospectus dated January 27, 2003, on Form S-3 of our Auditors' Report included in the Oregon Pacific Banking Company Form 10-K for the fiscal year ended December 31, 2001.

We hereby further consent to the reference to our firm under the caption "Accounting and Audit Matters" in the Registration Statement.

/s/ Moss Adams LLP

Portland, Oregon
January 27, 2003